Birner Dental Management Services, Inc. Announces Results For 3Q 2014

DENVER, Nov. 13, 2014 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter and nine months ended September 30, 2014. For the quarter ended September 30, 2014, revenue increased $40,000, or 0.2%, to $16.1 million. The Company's earnings before interest, taxes, depreciation, amortization, non-cash expense associated with stock-based compensation, accrued severance compensation expense and accrued office consolidation expense ("Adjusted EBITDA") increased $151,000, or 17.5%, to $1.0 million for the quarter ended September 30, 2014. Net income/(loss) for the quarter ended September 30, 2014 decreased $404,000 to $(403,000) compared to $1,000 for the quarter ended September 30, 2013. Earnings/(loss) per share decreased to $(0.22) for the quarter ended September 30, 2014 compared to $0.00 for the quarter ended September 30, 2013.

For the nine months ended September 30, 2014, revenue increased $682,000, or 1.4%, to $49.8 million. The Company's Adjusted EBITDA decreased $251,000, or 7.0%, to $3.3 million for the nine months ended September 30, 2014. Net income/(loss) for the nine months ended September 30, 2014 decreased $834,000 to $(413,000) compared to $422,000 for the nine months ended September 30, 2013. Earnings/(loss) per share decreased to $(0.22) for the nine months ended September 30, 2014 compared to $0.23 for the nine months ended September 30, 2013.

Fred Birner, Chief Executive Officer of the Company, stated "As we outlined in our second quarter, 2014 press release, the Company made certain expense reductions at the end of the second quarter, 2014 to more align its cost structure with the Company's revenue growth. We believe that you are beginning to see the results of these efforts in the third quarter of 2014 as evidenced by the Company's growth in Adjusted EBITDA for this quarter."

Since the beginning of the fourth quarter of 2012, the Company has opened six de novo offices: in Tucson, Arizona and in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; in Monument, Colorado in December 2013; in Fort Collins, Colorado in May 2014; and in Scottsdale, Arizona, in October 2014. The Company has leased space for three additional de novo offices: in Albuquerque, New Mexico, Westminster, Colorado and Commerce City, Colorado, which are anticipated to open in 2015. The Company is also evaluating and negotiating leases for additional sites throughout its markets.

During the first nine months of 2014, the Company had capital expenditures of approximately $4.3 million, paid approximately $1.2 million in dividends to its shareholders and increased total bank debt outstanding by approximately $2.2 million. During the nine months ended September 30, 2014, the Company completed remodels and/or relocations of three of its offices and converted six additional offices to digital radiography.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 67 dental offices, of which 36 were acquired and 31 were de novo developments. The Company currently has 115 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended September 30, 2014 on Thursday, November 13, 2014 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-299-7209 and refer to Confirmation Code 5032167 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on November 13, 2014, the rebroadcast number is 1-888-203-1112 with the pass code of 5032167. This rebroadcast will be available through November 26, 2014.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income/(loss).

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices and the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended				Nine Months Ended
	September 30,				September 30,
	2013		2014		2013		2014
REVENUE:
Dental practice revenue	$ 14,654,444		$ 14,823,803		$ 44,830,421		$ 45,867,717
Capitation revenue	1,406,627		1,277,041		4,271,244		3,916,049
	16,061,071		16,100,844		49,101,665		49,783,766

DIRECT EXPENSES:
Clinical salaries and benefits	9,653,405		9,643,784		29,059,351		29,471,225
Dental supplies	701,332		776,431		2,139,576		2,230,122
Laboratory fees	775,255		797,007		2,333,963		2,493,786
Occupancy	1,498,608		1,511,804		4,410,146		4,429,726
Advertising and marketing	280,516		209,061		858,753		678,310
Depreciation and amortization	855,544		1,103,335		2,513,788		3,097,413
General and administrative	1,294,460		1,304,149		3,562,103		4,129,054
	15,059,120		15,345,571		44,877,680		46,529,636

Contribution from dental offices	1,001,951		755,273		4,223,985		3,254,130

CORPORATE EXPENSES:
General and administrative	1,109,573	(1)	1,327,993	(1)	3,512,392	(2)	3,677,019	(2)
Depreciation and amortization	50,016		56,132		145,767		167,426

OPERATING INCOME/(LOSS)	(157,638)		(628,852)		565,826		(590,315)

OTHER INCOME (EXPENSE)
Change in fair value of contingent liabilities	196,000		-		196,000		-
Interest (expense), net	(36,795)		(31,293)		(70,307)		(86,072)

INCOME/(LOSS) BEFORE INCOME TAXES	1,567		(660,145)		691,519		(676,387)
Income tax expense/(benefit)	612		(257,457)		269,693		(263,791)

NET INCOME/(LOSS)	$ 955		$ (402,688)		$ 421,826		$ (412,596)

Net income/(loss) per share of Common Stock - Basic	$ 0.00		$ (0.22)		$ 0.23		$ (0.22)

Net income/(loss) per share of Common Stock - Diluted	$ 0.00		$ (0.22)		$ 0.23		$ (0.22)

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.66		$ 0.66

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,851,598		1,860,089		1,851,150		1,858,232

Diluted	1,863,783		1,860,089		1,861,421		1,858,232

(1)

Corporate expense - general and administrative includes $114,291 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended September 30, 2013 and  $62,765 of stock-based compensation expense pursuant to ASC Topic 718 and $338,861 of accrued severance compensation expense for the quarter ended September 30, 2014.

(2)

Corporate expense - general and administrative includes $351,873 of stock-based compensation expense pursuant to ASC Topic 718 for the nine months ended September 30, 2013 and  $232,800 of stock-based compensation expense pursuant to ASC Topic 718 and $338,861 of accrued severance compensation expense for the nine months ended September 30, 2014.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	September 30,
ASSETS	2013	2014
CURRENT ASSETS:
Cash and cash equivalents	$ 469,827	$ 277,707
Accounts receivable, net of allowance for doubtful
accounts of approximately $420,000 and $420,000, respectively	3,250,319	3,195,181
Notes receivable	34,195	34,195
Deferred tax asset	272,523	297,240
Income tax receivable	176,935	-
Prepaid expenses and other assets	455,158	656,047

Total current assets	4,658,957	4,460,370

PROPERTY AND EQUIPMENT, net	10,126,399	11,814,428

OTHER NONCURRENT ASSETS:
Intangible assets, net	9,292,868	8,621,999
Deferred charges and other assets	165,661	161,728
Notes receivable	109,501	89,653

Total assets	$ 24,353,386	$ 25,148,178

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,548,240	$ 2,002,037
Accrued expenses	1,641,509	1,811,147
Accrued payroll and related expenses	2,192,495	2,722,881
Income taxes payable	-	539,820

Total current liabilities	6,382,244	7,075,885

LONG-TERM LIABILITIES:
Deferred tax liability, net	3,030,205	2,230,830
Long-term debt	8,091,790	10,301,988
Other long-term obligations	965,959	988,031

Total liabilities	18,470,198	20,596,734

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,852,565 and 1,860,089 shares issued and outstanding, respectively	779,758	1,088,269
Retained earnings	5,103,430	3,463,175

Total shareholders' equity	5,883,188	4,551,444

Total liabilities and shareholders' equity	$ 24,353,386	$ 25,148,178

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income/(loss) can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net, income tax expense/(benefit), accrued severance compensation expense and accrued office consolidation expense to net income/(loss) and subtracting the change in fair value of contingent liabilities as in the table below.

	Quarter		Nine Months
	Ended September 30,		Ended September 30,
	2013	2014	2013	2014
RECONCILIATION OF ADJUSTED EBITDA:
Net income/(loss)	$955	$ (402,688)	$421,826	$ (412,596)
Add back:
Depreciation and amortization - Offices	855,544	1,103,335	2,513,788	3,097,413
Depreciation and amortization - Corporate	50,016	56,132	145,767	167,426
Stock-based compensation expense	114,291	62,765	351,873	232,800
Interest expense, net	36,795	31,293	70,307	86,072
Income tax expense/(benefit)	612	(257,457)	269,693	(263,791)
Accrued severance compensation expense	-	338,861	-	338,861
Accrued Office consolidation expense	-	80,560	-	80,560
Less:
Change in fair value of contingent liabilities	(196,000)	-	(196,000)	-

Adjusted EBITDA	$862,213	$1,012,801	$3,577,254	$3,326,745